Exhibit 3.1

BY-LAWS
of
BECTON, DICKINSON AND COMPANY
A New Jersey Corporation
as Amended and Restated as of January 29, 2008

ARTICLE I
Offices

          The registered office of Becton, Dickinson and Company (“Company”) shall be in the Borough of Franklin Lakes, County of Bergen, State of New Jersey or such other place within or without the State of New Jersey as the Board of Directors may designate. The Company may also establish and have such other offices within or without the State of New Jersey, as the Board of Directors may designate or its business may require.

ARTICLE II
Meetings of Shareholders

          SECTION 1.      PLACE OF MEETINGS. Meetings of the shareholders shall be held at the registered office of the Company in New Jersey, or at such other place, within or without the State of New Jersey, as may be designated by the Board of Directors and stated in the notice of the meeting.

          SECTION 2.A.   ANNUAL MEETINGS. The annual meeting of shareholders for the election of Directors and the transaction of such other business as may be related to the purposes set forth in the notice of the meeting shall be held at such time as may be fixed by the Board of Directors.

          B.      SPECIAL MEETING FOR ELECTION OF DIRECTORS. If the annual meeting of shareholders is not held on the date designated, the Board of Directors may call a special meeting of the shareholders for the election of Directors and the transaction of other business.

          C.      SPECIAL MEETINGS. Special meetings of the shareholders may be called by the Board of Directors or by the Chairman of the Board or by the President, and shall be called by the Chairman of the Board or by the President upon written request of a majority of the Directors then in office, which request shall state the time, place and purpose of the meeting.

          D.      ADVANCE NOTICE OF NOMINATIONS AND BUSINESS TO BE TRANSACTED AT ANNUAL MEETINGS OF SHAREHOLDERS. No business may be transacted at an annual meeting of shareholders, other than business that is either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (iii) otherwise properly brought before the annual meeting by any shareholder of the Company (A) who is a shareholder of record on the date of the giving of the notice provided for in this Section 2.D. and on the record date for the determination of shareholders entitled to vote at such annual meeting, and (B) who complies with the notice procedures set forth in this Section 2.D.

          In addition to any other applicable requirements, for nominations of persons for election to the Board of Directors or for other business to be properly brought before an annual meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Company.

          To be timely, a shareholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Company not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for on a date that is not within 30 days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder’s notice as described above.

          Notwithstanding anything in the first sentence of the preceding paragraph to the contrary, in the event that the number of Directors to be elected to the Board of Directors is increased and there is no notice or public disclosure by the Company naming all of the nominees for Director or specifying the size of the increased Board of Directors at least 70 days prior to the anniversary date of the immediately preceding annual meeting of shareholders, a shareholder's notice required by this Section 2.D. shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made.

          To be in proper written form, a shareholder’s notice to the Secretary must set forth (i) as to each person whom the shareholder proposes to nominate for election or reelection as a Director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected), (ii) as to each matter such shareholder proposes to bring before the annual meeting, a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (iii) the name and record address of such shareholder, (iv) the class or series and number of shares of capital stock of the Company that are owned beneficially or of record by such shareholder, together with proof of ownership if requested by the Company, (v) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with such nomination or proposal of such business by such shareholder and any material interest of such shareholder in such business, and (vi) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. In addition, a shareholder seeking to submit such business at an annual meeting shall promptly provide any other information reasonably requested by the Company.

          No business shall be conducted at the annual meeting of shareholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2.D; provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 2.D. shall be deemed to preclude discussion by any shareholder of any such business. If the Chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

          The provisions of this Section 2.D shall not be applicable to any shareholder proposal submitted for inclusion in the Company’s proxy statement pursuant to Rule 14a-8 under Regulation 14A of the Securities Exchange Act of 1934, as amended.

          SECTION 3.      QUORUM. The presence, in person or by proxy, of the holders of shares representing a majority of the votes entitled to be cast at a meeting shall constitute a quorum. The shareholders present in person or by proxy at a duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If a quorum not be present or represented at any meeting, the Chairman of the meeting or a majority of the shareholders present in person, or by proxy, shall have power to adjourn the meeting without notice until the required voting shares shall be represented. At such adjourned meeting with the requisite amount of voting shares represented, any business may be transacted which might have been transacted at the meeting as originally notified.

          SECTION 4.      NOTICE OF MEETINGS. A written notice of each annual or special meeting of the shareholders of the Company, signed by the Chairman of the Board or the President or the Secretary, which shall state the time, place and purpose of such meeting, shall be delivered personally or mailed, not less than 10 days nor more than 60 days before the date of any such meeting, to each shareholder of record entitled to vote at such meeting. If mailed, the notice shall be directed to the shareholder at his or her address as it appears on the records of the stock transfer agent. Any shareholder, in person or by proxy, may at any time by a duly signed statement in writing to that effect, waive any statutory or other notice of any meeting, whether such statement be signed before or after such meeting.

          SECTION 5.      VOTING. At all meetings of the shareholders, each holder of common stock having the right to vote, and present at the meeting in person or by proxy, shall be entitled to one vote for each full share of common stock of the Company entitled to vote and registered in his or her name. Each holder of preferred stock of any series shall have such voting powers, if any, as the Board of Directors shall have fixed by resolution prior to the issuance of any shares of such series. Whenever any action is to be taken by vote of the shareholders, it shall be authorized by a majority of the votes cast at a meeting of the shareholders by the holders of shares entitled to vote, unless a greater plurality is required by law or the Certificate of Incorporation.

          SECTION 6.      PROXIES. Any shareholder of record entitled to vote may be represented at any annual or special meeting of the shareholders by a duly appointed proxy. All proxies shall be written and properly signed, but shall require no other attestation, and shall be filed with the Secretary of the meeting before being voted.

          SECTION 7.      ORGANIZATION. The Chairman of the Board, or in the absence or disability of the Chairman of the Board or if a vacancy exists in the office of Chairman of the Board, a director or officer designated by the Board of Directors shall act as chairman of the meeting at all meetings of the shareholders. The Secretary, or in his or her absence or disability one of the Assistant Secretaries, shall act as secretary of the meeting. In case none of the officers above designated to act as secretary of the meeting shall be present, a secretary of the meeting shall be chosen by the Board of Directors.

          SECTION 8.      ORDER OF BUSINESS. The order of business at all meetings of the shareholders shall be as determined by the Chairman of the meeting, but the order of business to be followed at any meeting at which a quorum is present may be changed by a vote of the shareholders.

          SECTION 9.      RECORD DATE FOR ACTION BY WRITTEN CONSENT. In order that the Company may determine the shareholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any shareholder of record seeking to have the shareholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within 10 days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within 10 days after the date on which such a request is received, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company by delivery to its registered office in New Jersey, its principal place of business or to any officer or agent of the Company having custody of the book in which proceedings of meetings of shareholders are recorded. Delivery made to the Company's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

Nothing in this Article II, Section 9 shall require the Board of Directors to take any action with respect to any proposed action or other proposal for which consent is sought other than to fix a record date as provided for herein; and the fixing of any such record date shall not be deemed to be an action taken by the Board of Directors with respect to any such proposed action or other proposal for which consent is sought for any other purpose.

          SECTION 10.      INSPECTORS OF WRITTEN CONSENT. In the event of the delivery, in the manner provided by Article II, Section 9, to the Company of the requisite written consent or consents to take corporate action and/or any related revocation or revocations, the Company shall engage nationally recognized independent inspectors of elections for the purpose of promptly performing a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent without a meeting shall be effective until such date as the independent inspectors certify to the Company that the consents delivered to the Company in accordance with Article II, Section 9 represent at least the minimum number of votes that would be necessary to take the corporate action. Nothing contained in this paragraph shall in any way be construed to suggest or imply that the Board of Directors or any shareholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

          SECTION 11.      EFFECTIVENESS OF WRITTEN CONSENT. Every written consent shall bear the date of signature of each shareholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated written consent received in accordance with Article II, Section 9, a written consent or consents signed by a sufficient number of holders to take such action are delivered to the Company in the manner prescribed in Article II, Section 9.

ARTICLE III
Directors

          SECTION 1.      QUALIFICATIONS. Each Director shall be at least 21 years of age and shall be elected in the manner provided by these By-Laws.

          SECTION 2.      DUTIES AND POWERS. The Board of Directors shall control and manage the business and affairs of the Company, and shall exercise all powers of the Company and perform all acts which are not required to be exercised or performed by the shareholders. The Board of Directors may adopt such rules and regulations for the conduct of its meetings and the management of the Company as it may deem proper.

          SECTION 3.      PLACE OF MEETINGS. Meetings of the Board of Directors shall be held at the principal office of the Company or at such other place within or without the State of New Jersey, as the Chairman of the Board or the Board of Directors may designate.

          SECTION 4.      TELEPHONE MEETINGS. Any or all Directors may participate in a meeting of the Board of Directors or a committee thereof by means of conference telephone or any means of communication by which all persons participating in the meeting are able to hear each other.

          SECTION 5.      NOTICE OF MEETINGS. There shall be an annual meeting of the Board of Directors held without notice on the date of the annual meeting of shareholders, or as soon thereafter as convenient, at the same place as the annual meeting of shareholders unless some other location is designated by the Chairman of the Board or by the President. Regular meetings, without notice, may be held at such time and place as the Board of Directors may designate. The Chairman of the Board or the President may call any special meeting of the Board of Directors, and shall do so whenever requested in writing by at least one-third of the Directors. Notice of each special meeting shall be mailed to each Director at least four days before the date on which the meeting is to be held, or be telephoned or sent to each Director by telegraph, telex, TWX, cable, wireless or similar means of communication, or be delivered in person, not later than the day before the date on which such meeting is to be held. The Board of Directors may meet to transact business at any time and place without notice, provided that each Director shall be present, or that any Director or Directors not present shall waive notice in writing, either before or after such meeting. The attendance of any Director at a meeting without protesting prior to the conclusion of the meeting the lack of notice of such meeting shall constitute a waiver of notice by him or her. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting. Notice of an adjourned meeting need not be given if the time and place are fixed at the meeting adjourning, and if the period of adjournment does not exceed 10 days in any one adjournment.

          SECTION 6.      QUORUM. A majority of the Directors then in office shall constitute a quorum for the transaction of business, but the Director or Directors present, if less than a quorum, may adjourn any meeting from time-to-time until such quorum shall be present. All questions coming before the Board of Directors shall be determined and decided by a majority vote of the Directors present, unless the vote of a greater number is required by statute, the Certificate of Incorporation or these By-Laws.

          SECTION 7.      ACTION WITHOUT A MEETING. The Board of Directors may act without a meeting if, prior or subsequent to such action, each Director shall consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board of Directors.

          SECTION 8.      COMPENSATION OF DIRECTORS. The Board of Directors may, by the affirmative vote of a majority of the Directors then in office, fix reasonable fees or compensation of the Directors for services to the Company, including attendance at meetings of the Board of Directors or committees thereof. Nothing herein contained shall be construed to preclude any Director from serving the Company in any other capacity and receiving compensation therefor. Each Director shall be entitled to receive reimbursement for reasonable expenses incurred in the performance of his or her duties.

ARTICLE IV
Committees

          SECTION 1.      HOW CONSTITUTED AND POWERS. The Board of Directors, by resolution of a majority of the Directors then in office, shall appoint from among its members Audit, Compensation and Benefits, Corporate and Scientific Affairs, Corporate Governance and Nominating, Executive, and Finance Committees, and may appoint one or more other committees. The Board of Directors shall designate one member of each committee as its chair. Each committee’s purpose, membership, and authority and responsibilities shall be set forth in its charter established by the Board of Directors, which shall be posted on the Company’s website, www.bd.com. To the extent provided in these By-laws, in each committee’s charter, or by any resolution conferring or limiting its powers, each committee shall have and may exercise all the authority of the Board of Directors, except that no committee shall:

(a)	make, alter, or repeal any By-law of the Company;

(b)	elect, appoint or remove any Director, or elect, appoint or remove any corporate officer;

(c)	submit to shareholders any action that requires approval of shareholders;

(d)	amend or repeal any resolution adopted by the Board of Directors which by its terms is amendable or repealable only by the Board of Directors;

(e)	act on matters assigned to other committees appointed by the Board of Directors;

(f)	declare or pay any dividends or issue any additional shares of authorized and unissued capital stock; or

(g)	create, dissolve or fill any vacancy on any committee appointed by the Board of Directors.

The Board of Directors, by resolution of a majority of the Directors then in office may fill any vacancy in any committee; appoint one or more alternate members of any committee to act in the absence or disability of members of such committees with all the powers of such absent or disabled members; or remove any Director from membership on any committee.

          SECTION 2. MEETINGS AND PROCEDURES. Each committee may make its own rules of procedure and shall meet as provided by such rules or by resolution of the Board of Directors, and shall also meet at the call of the chair of the committee, the Chairman of the Board, the President, or a majority of the members of the committee.

          A majority of the members of a committee shall constitute a quorum. The affirmative vote of a majority of all of the members shall be necessary for the adoption of a resolution or to approve any matter within the scope of the authority of a committee. Minutes of the proceedings of a committee shall be recorded in a book provided for that purpose and filed with the Secretary of the Company. A committee may act without a meeting if, prior or subsequent to such action, each member shall consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the committee.

          Action taken by a committee, with or without a meeting, shall be reported to the Board of Directors at its next regular meeting following such committee action; except that, when the meeting of the Board of Directors is held within two days after the committee action, such report, if not made at the first meeting, shall be made to the Board of Directors at its second meeting following such action.

ARTICLE V
Officers

          SECTION 1.      ENUMERATION, APPOINTMENT AND REMOVAL. The corporate officers of the Company shall be a Chairman of the Board, a Chief Executive Officer, a President, a Treasurer, a Secretary, and such other corporate officers (including assistant corporate officers) as the Board of Directors may deem necessary or desirable for the transaction of the business of the Company. In its discretion, the Board of Directors may leave unfilled any office except those of the President, Treasurer, and Secretary, and should any vacancy occur among said officers by death, resignation or otherwise, the same shall be filled at the next regular meeting of the Board of Directors or at a special meeting. Any two or more offices may be held by the same person. The Board of Directors, by resolution adopted by a majority of the Directors then in office, shall designate the Chairman of the Board or the President to serve as the Chief Executive Officer of the Company.

          The corporate officers shall be elected by the Board of Directors and shall hold office until the next annual meeting of the Board of Directors, subject to the power of the Board of Directors to remove any corporate officer at its pleasure by an affirmative vote of the majority of the Directors then in office.

          Every corporate officer shall have such authority and perform such duties in the management of the Company as may be provided in these By-laws, or such duties consistent with these By-laws as may be assigned by the Board of Directors or the Chief Executive Officer.

          The Chief Executive Officer shall have the authority to appoint persons to the position of Senior Vice President, Vice President or other Vice President designation with respect to any business unit or function within the Company. Such persons shall not be deemed to be officers of the Company by virtue of such appointment.

          SECTION 2.      CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the Board of Directors and of the shareholders, and shall perform such other duties as these By-laws or the Board of Directors may prescribe. In the absence or disability of the Chairman of the Board or if a vacancy exists in the office of Chairman of the Board, the Board of Directors shall designate a director or officer who shall have all the powers and perform all the duties of the Chairman of the Board.

          SECTION 3.      CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall have general charge and supervision over and responsibility for the business and affairs of the Company. He or she shall keep the Board of Directors fully informed concerning those areas in his or her charge, and shall perform such other duties as may be assigned to him or her by the Board of Directors.

          SECTION 4.      PRESIDENT. The President shall have such powers and perform such duties as may be provided by statute, these By-laws, and as may be assigned by the Board of Directors or the Chief Executive Officer.

          SECTION 5.      TREASURER. The Treasurer shall have the care and custody of the Company funds and securities, maintain banking relationships and execute credit and collection policies. He or she shall perform such other duties and possess such other powers as are incident to his or her office.

          SECTION 6.      SECRETARY. The Secretary shall attend all meetings of the Board of Directors and of the shareholders, and shall record all proceedings of such meetings in books to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and the Board of Directors. He or she shall have the custody of the seal of the Company and shall affix the same to all instruments requiring it, and attest the same. He or she shall perform such other duties and possess such other powers as are incident to his or her office.

ARTICLE VI
Certificate of Capital Stock

          SECTION 1.      FORM AND TRANSFERS. The interest of each shareholder of the Company shall be evidenced by certificates for shares of capital stock, certifying the number of shares represented thereby and in such form as the Board of Directors may from time-to-time prescribe.

          Transfers of shares of the capital stock of the Company shall be made only on the books of the Company, which shall include the books of the stock transfer agent, by the registered holder thereof, or by his or her attorney authorized by power of attorney duly executed and filed with the Secretary of the Company, or a transfer agent appointed as provided in Section 4 of this Article, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of capital stock stand on the books of the Company shall be deemed the owner thereof for all purposes. The Board of Directors may, from time to time, make such additional rules and regulations as it may deem expedient concerning the issue, transfer, and registration of certificates for shares of the capital stock of the Company. Certificates shall be signed by, or in the name of the Company by, the Chairman, the President or a Vice President, and may be countersigned by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Company and may be sealed with the seal of the Company or a facsimile thereof. Any or all signatures upon a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon such certificate, shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Company with the same effect as if he were such officer, transfer agent or registrar at the date of its issue.

          SECTION 2.      FIXING RECORD DATE. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or an adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining the shareholders entitled to receive payment of any dividend or allotment of any right, or for the purpose of any other action, the Board of Directors shall fix a date not more than 60 days nor less than 10 days before the date of any such meeting, nor more than 60 days prior to any other action, as the record date for any such determination of shareholders.

          SECTION 3.      LOST, STOLEN, DESTROYED, OR MUTILATED CERTIFICATES. No certificate for shares of capital stock in the Company shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of evidence of such loss, destruction or theft and on delivery to the Company, if the Board of Directors shall so require, of a bond of indemnity upon such terms and secured by such surety as the Board of Directors may in its discretion require. A new certificate may be issued without requiring any bond when, in the judgment of the Board of Directors, it is proper to do so.

          SECTION 4.      TRANSFER AGENT AND REGISTRAR. The Board of Directors may appoint one or more transfer agents and one or more registrars, and may require all certificates of capital stock to bear the signature or signatures of any of them. One corporation may serve as both transfer agent and registrar.

          SECTION 5.      EXAMINATION OF BOOKS BY SHAREHOLDERS. So far as it is not inconsistent with the law of New Jersey, the Board of Directors shall have power to determine, from time-to-time, whether, to what extent, at what times and places, and under what conditions and regulations the books and records of account, minutes of the proceedings of the shareholders, the Board of Directors and any committee of the Board, and other documents of the Company, or any of them, shall be open to inspection of the shareholders.

          SECTION 6.      VOTING SHARES OF OTHER CORPORATIONS. Unless otherwise ordered by the Board of Directors, the Chairman of the Board and the President, or either of them, shall have full power and authority on behalf of the Company to attend and to act and to vote at any meeting of shareholders of any corporation in which the Company may hold stock, and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such stock, and which, as the owner thereof, the Company might have possessed and exercised if present. The Board of Directors, by resolution, from time to time, may confer like powers upon any other person or persons.

ARTICLE VII
Dividends

          Dividends shall be declared and paid at such times and in such amounts as the Board of Directors may in its absolute discretion determine and designate, subject to the restrictions and limitations imposed by law.

ARTICLE VIII
Signatures

          Unless otherwise required or permitted by law, by the Certificate of Incorporation, by these By-laws, or by resolution of the Board of Directors, any corporate officer may enter into and execute in the name of the Company, contracts or other instruments in the ordinary course of business, or contracts or other instruments not in the ordinary course of business which are authorized, either generally or specifically, by the Board of Directors, and the Secretary or an Assistant Secretary shall affix the Company seal thereto and attest the same, if required.

ARTICLE IX
Fiscal Year

          The fiscal year of the Company shall begin on the 1st day of October in each year and end on the September 30th next succeeding.

ARTICLE X
Directors May Contract With Company

          Any Director or corporate officer may be a party to or may be interested in any agreement or transaction of the Company by which he or she may personally benefit, with the same force and effect as if he or she were either an entire stranger to the Company or to the Board of Directors, provided the fact that he or she is so interested or may personally benefit shall be disclosed or shall have been known to the majority of the Board of Directors; and further provided that such agreement or transaction shall be approved or ratified by the affirmative vote of a majority of the Directors not so interested or benefited.

ARTICLE XI
Indemnification

          The Company shall indemnify to the full extent authorized or permitted by the New Jersey Business Corporation Act, any corporate agent (as defined in said Act), or his or her legal representative, made, or threatened to be made, a party to any action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he or she is, or was, a corporate agent of the Company.

ARTICLE XII
Amendments

          These By-laws may be altered, amended or repealed by the shareholders or by a majority vote of the Directors then in office. Any By-law adopted, amended or repealed by the shareholders may be amended or repealed by a majority vote of the Directors then in office unless the resolution of the shareholders adopting such By-law expressly reserves to the shareholders the right to amend or repeal it.

ARTICLE XIII
Force and Effect of By-Laws

          These By-laws are subject to the provisions of the New Jersey Business Corporation Act and the Company’s Certificate of Incorporation, as it may be amended from time-to-time. If any provision in these By-laws is inconsistent with a provision in that Act or the Certificate of Incorporation, the provision of that Act or the Certificate of Incorporation, as the case may be, shall govern to the extent of such inconsistency.